UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 24, 2025

Kodiak AI, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41691	98-1592112
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1049 Terra Bella Avenue Mountain View, California	94043
(Address of principal executive offices)	(Zip code)

(650) 209-8005

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	KDK	The Nasdaq Stock Market LLC
Redeemable warrants, each exercisable for one share of common stock at an exercise price of $9.28	KDKRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On September 30, 2025, Kodiak AI, Inc. (the “Company”) filed a Current Report on Form 8-K (“the Original Form 8-K”), as amended by that Amendment No. 1 to the Current Report on Form 8-K/A filed on October 10, 2025, to report the consummation of its previously announced business combination between Ares Acquisition Corporation II, a Cayman Islands exempted company, and Kodiak Robotics, Inc., a Delaware corporation.

This Amendment No. 2 to the Original Form 8-K is being filed solely to provide updated unaudited pro forma condensed combined financial information of the Company that, among other things, incorporates updates relating to the Company’s financial results for the quarter ended September 30, 2025. Except as provided herein, no other information contained in the Original Form 8-K is amended or supplemented by this Amendment No. 2.

Item 9.01.	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information

The unaudited pro forma condensed combined financial information of the Company for the nine months ended September 30, 2025 and for the year ended December 31, 2024 is set forth in Exhibit 99.1 hereto and is incorporated herein by reference.

(d)	Exhibits.

Exhibit No.	Description

99.1	Unaudited pro forma condensed combined financial information of the Company for the nine months ended September 30, 2025 and for the year ended December 31, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: November 13, 2025

KODIAK AI, INC.

By:	/s/ Don Burnette
Name:	Don Burnette
Title:	Chief Executive Officer